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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated June 30, 2000, on the consolidated financial statements and supporting schedule of Verizon Florida Inc. as of December 31, 1999 and for each of the two years in the period then ended included in this Form 10-K, in the following previously filed Registration Statements:

     1.  Form S-3 of Verizon Florida Inc. (File No. 333-43507)

     2.  Form S-3 of Verizon Florida Inc. (File No. 333-65241)



/s/ Arthur Andersen LLP



Dallas, Texas
March 27, 2001